The shareholders of Massachusetts Investors Growth Stock Fund, held a special meeting of shareholders of the Fund on February 15, 2008. Shareholders represented in person or by proxy voted as follows:

Proposal 1: To approve an amendment to the current Master Distribution Plan adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended, with respect to Class R1 Shares of the Fund.

---------------- -------------------- --------------------  -------------------
                  Number of Dollars     % of Outstanding      % of Dollars Voted
                                             Dollars
---------------- -------------------- --------------------  -------------------
---------------- -------------------- --------------------  -------------------
Affirmative         $5,296,059.89             61.114%             93.871%
---------------- -------------------- --------------------  -------------------
---------------- -------------------- --------------------  -------------------
Against                $0.00                  0.000%              0.000%
---------------- -------------------- --------------------  -------------------
---------------- -------------------- --------------------  -------------------
Abstain             $345,771.22               3.990%              6.129%
---------------- -------------------- --------------------  -------------------
---------------- -------------------- --------------------  -------------------
TOTAL

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